SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       Form 8-K


                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): August 19, 1996


                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                (Exact name of registrant as specified in its charter)


                   Delaware              1-4748             59-0763055
               (State or other        (Commission         (IRS employer
               jurisdiction of        file number)        identification
                incorporation)                                number)


                            1133 Boardwalk
                       Atlantic City, New Jersey                 08401
               (Address of principal executive offices)       (Zip code)


                            Registrant's telephone number,
                         including area code:  (609) 344-6000











                         Exhibit Index is presented on page 5

                                Total No. of Pages 125





          Item 5.  Other Events

               On August 19, 1996, Griffin Gaming & Entertainment, Inc. ("GGE") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sun International Hotels Limited ("SIHL") and Sun Merger Corp., a wholly owned subsidiary of SIHL. Under the Merger Agreement, through a stock-for-stock merger, GGE will be merged with and into a wholly owned subsidiary of SIHL (the "Merger"). Each share of GGE Common Stock will be exchanged for .4324 Ordinary Shares of SIHL. SIHL's Ordinary Shares closed at $51.875 on Friday, August 16, 1996, implying a purchase price of $22.43 for each share of GGE Common Stock. If the average share price of SIHL's Ordinary Shares (determined during a pricing period preceding the closing of the Merger) falls below $47.41, the exchange ratio will be adjusted upward so that, except under certain circumstances, each share of GGE Common Stock will be exchanged for $20.50 of SIHL's Ordinary Shares. If the average share price of SIHL's Ordinary Shares falls below $41.625, SIHL can terminate the Merger Agreement unless GGE elects to go forward with the Merger at a fixed exchange ratio whereby each share of GGE Common Stock will be exchanged for .4925 Ordinary Shares of SIHL.

               Each share of GGE's Class B Common Stock, which was issued and trades on the American Stock Exchange as part of a unit with $1,000 principal amount of Resorts International Hotel Financing, Inc. 11.375% Junior Mortgage Notes due 2004 (the "Junior Notes"), will be exchanged for .1928 Ordinary Shares of SIHL, implying a purchase price of $10 per share, which fraction will continue to trade as a unit with the Junior Notes.

               GGE's Board of Directors has, and GGE is informed that SIHL's Board of Directors has, unanimously approved the Merger. The Merger is subject to certain customary conditions, including approval of the New Jersey Casino Control Commission. The transaction will also require a shareholder vote by the shareholders of GGE and SIHL.

               In connection with the Merger Agreement, SIHL has entered into an agreement with an affiliate of Merv Griffin, the Chairman of the Board of GGE, who controls in excess of 25% of the outstanding shares of GGE Common Stock. This agreement provides, among other things, that Mr. Griffin will vote such shares for the Merger and that, upon consummation of the Merger, an affiliate of Mr. Griffin will enter into a new license and services agreement with GGE and its subsidiary which owns and operates Merv Griffin's Resorts Casino Hotel in Atlantic City, New Jersey.

               Also in connection with the Merger Agreement, GGE has entered into an agreement with Sun International Investments Limited ("SIIL"), the holder of a majority of the Ordinary Shares






          of SIHL, which agreement provides, among other things, that SIIL will vote its Ordinary Shares so as to amend the charter of SIHL in order to enable SIHL to consummate the Merger.


          Item 7(c).  Exhibits

               The following exhibits are filed as part of this report:

          Exhibit
          Number                           Exhibit

          (2)(a) Agreement and Plan of Merger, dated August 19, 1996, among Sun International Hotels Limited, Sun Merger Corp. and Griffin Gaming & Entertainment, Inc.

          (2)(b) Stockholder Agreement, dated August 19, 1996, among Sun International Hotels Limited and the various
                    Stockholders of Griffin Gaming & Entertainment, Inc. set forth therein.

          (2)(c) Stockholder Agreement, dated August 19, 1996, between Griffin Gaming & Entertainment, Inc. and Sun
                    International Investments Limited.

               Certain disclosure schedules prepared by GGE and SIHL setting forth certain exceptions to their respective representations and warranties are not filed herewith. GGE agrees to furnish them to the Securities and Exchange Commission supplementally upon request.























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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   GRIFFIN GAMING & ENTERTAINMENT, INC.
                                               (Registrant)




                                          /s/ Matthew B. Kearney
                                        Matthew B. Kearney
                                        Executive Vice President -
                                        Finance
                                        (Authorized Officer of
                                        Registrant and Chief
                                        Financial Officer)


          Date: August 23, 1996




























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                         GRIFFIN GAMING & ENTERTAINMENT, INC.

                            Form 8-K dated August 19, 1996

                                    EXHIBIT INDEX

               Exhibit                                      Page Number
               Number                Exhibit                in Form 8-K

               (2)(a)    Agreement and Plan of Merger,
                         dated August 19, 1996, among
                         Sun International Hotels
                         Limited, Sun Merger Corp. and
                         Griffin Gaming & Entertainment,
                         Inc.                                      6

               (2)(b)    Stockholder Agreement, dated
                         August 19, 1996, among Sun
                         International Hotels Limited
                         and the various Stockholders
                         of Griffin Gaming &
                         Entertainment, Inc. set forth
                         therein.                                 91

               (2)(c)    Stockholder Agreement, dated
                         August 19, 1996, between
                         Griffin Gaming & Entertainment,
                         Inc. and Sun International
                         Investments Limited.                    121
























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